Exhibit 23.1

              CONSENT OF PETERSON & CO., LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-2 (Nos. 333-108923, 333-105656, 333-37676, 333-63468, 333-73906,
333-84766), Forms S-3 (Nos. 333-19695, 333-62761, 333-45759, 333-07861) and
Forms S-8 (Nos. 333-105854, 033-61704, 033-61708, 033-63046, 333-24991,
333-26319, 333-60011) of our report dated February 28, 2005, except for Note 10, as to which the date is May 13, 2005, included in the Annual Report on Form 10-KSB/A of Protein Polymer Technologies, Inc. for the year ended December 31, 2004, with respect to the financial statements, included in this Form 10-KSB/A.



                                            /s/ PETERSON & CO., LLP



San Diego, California
May 18, 2005